Exhibit 99.1
Upstart Announces First Quarter 2022 Results

SAN MATEO, Calif. – May 9, 2022 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending platform, today announced financial results for its first quarter of fiscal year 2022 ended March 31, 2022. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“Upstart just delivered our seventh consecutive profitable quarter and our fourth straight quarter with triple-digit year-on-year revenue growth.” said Dave Girouard co-founder and CEO of Upstart. "While this year is shaping up to be a challenging one for the economy, we know the drill and are confident that we can navigate whatever 2022 and beyond might hold."

First Quarter 2022 Financial Highlights
•Revenue. Total revenue was $310 million, an increase of 156% from the first quarter of 2021. Total fee revenue was $314 million, an increase of 170% year-over-year.

•Transaction Volume and Conversion Rate. Bank partners originated 465,537 loans, totaling $4.5 billion, across our platform in the first quarter, up 174% from the same quarter of the prior year. Conversion on rate requests was 21% in the first quarter of 2022, down from 22% in the same quarter of the prior year.

•Income from Operations. Income from operations was $34.8 million, up from $15.6 million the prior year.

•Net Income and EPS. GAAP net income was $32.7 million, up from $10.1 million in the first quarter of 2021. Adjusted net income was $58.6 million, up from $19.9 million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $0.34, and diluted adjusted earnings per share was $0.61 based on the weighted-average common shares outstanding during the period.

•Contribution Profit. Contribution profit was $147.8 million, up 165% year-over-year in the first quarter of 2022, with a contribution margin of 47% compared to a 48% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $62.6 million, up from $21.0 million in the same quarter of the prior year. The first quarter 2022 adjusted EBITDA margin was 20% of total revenue, up from 17% in the first quarter of 2021.

Financial Outlook
For the second quarter of 2022, Upstart expects:
•Revenue of $295 to $305 million
•Contribution Margin of approximately 45%
•Net Income of ($4) to $0 million
•Adjusted Net Income of $28 to $30 million
•Adjusted EBITDA of $32 to $34 million
•Basic Weighted-Average Share Count of approximately 85.0 million shares
•Diluted Weighted-Average Share Count of approximately 96.2 million shares

For the full year 2022, Upstart now expects:
•Revenue of approximately $1.25 billion
•Contribution Margin of approximately 48%
•Adjusted EBITDA of approximately 15%

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on May 9, 2022. To access the call in the U.S. and Canada, dial, +1 800-304-0389, conference code 6076997, and outside of the U.S. and Canada, dial +1 313-209-5140, conference code 6076997. A webcast is available at ir.upstart.com.
•Event Replay. To replay the call in the U.S. and Canada, dial +1 888-203-1112 (code 6076997), and outside of the U.S. and Canada, dial +1 719-457-0820 (code 6076997). A call replay is available through May 16, 2022. The webcast will be archived for one year at ir.upstart.com.

About Upstart
Upstart is a leading AI lending platform partnering with banks and credit unions to expand access to affordable credit. By leveraging Upstart's AI platform, Upstart-powered banks and credit unions can have higher approval rates and lower loss rates for every race, ethnicity, age, and gender, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the second quarter and full year of 2022. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "target", "aim", "believe", "may", "will", "should", "becoming", "could", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business and any investments; and results of operations, including revenue, contribution margin, net income, non-GAAP adjusted net income, adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to sustain our growth rates; the effectiveness of our credit decisioning models and risk management efforts; overall economic conditions; geopolitical events, such as the Russia-Ukraine conflict; disruptions in the credit markets; our ability to retain existing, and attract new, bank partners and lenders; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate; to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loans transacted on our platform between a borrower and the originating bank during the period presented. We define “transaction volume, number of loans” as the number of loans facilitated on our platform between a borrower and the originating bank during the period presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit, contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted net income per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, warrant expenses, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation and income and expense on warrants and other non-operating expenses because they are non-cash in nature and excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense and certain employer payroll taxes on employee stock transactions. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	December 31,	March 31,
	2021	2022
Assets
Cash	$986,608	$757,828
Restricted cash	204,633	254,866
Loans (at fair value)	252,477	597,981
Property, equipment, and software, net	24,259	29,816
Operating lease right of use assets	96,118	93,219
Non-marketable equity securities	40,000	41,000
Goodwill	67,062	67,062
Intangible assets, net	19,906	18,837
Other assets (includes $26,676 and $34,344 at fair value as of December 31, 2021 and March 31, 2022, respectively)	129,392	126,982
Total assets	$1,820,455	$1,987,591
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$6,563	$10,289
Payable to investors	107,598	139,802
Borrowings	695,432	769,222
Accrued expenses and other liabilities (includes $13,095 and $13,531 at fair value as of December 31, 2021 and March 31, 2022, respectively)	103,418	91,723
Operating lease liabilities	100,366	100,051
Total liabilities	1,013,377	1,111,087
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 83,659,665 and 84,676,746, shares issued and outstanding as of December 31, 2021 and March 31, 2022, respectively	8	9
Additional paid-in capital	740,849	777,582
Retained earnings	66,221	98,913
Total stockholders’ equity	807,078	876,504
Total liabilities and stockholders’ equity	$1,820,455	$1,987,591

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2021	2022
Revenue:
Revenue from fees, net	$116,170	$313,982
Interest income and fair value adjustments, net	5,175	(3,846)
Total revenue	121,345	310,136
Operating expenses:
Sales and marketing	49,376	133,449
Customer operations	17,388	48,407
Engineering and product development	18,988	49,991
General, administrative, and other	20,019	43,456
Total operating expenses	105,771	275,303
Income from operations	15,574	34,833
Other expense	(5,251)	(2,122)
Net income before income taxes	10,323	32,711
Provision for income taxes	221	19
Net income	$10,102	$32,692

Net income per share, basic	$0.14	$0.39
Net income per share, diluted	$0.11	$0.34
Weighted-average number of shares outstanding used in computing net income per share, basic	73,629,122	84,230,445
Weighted-average number of shares outstanding used in computing net income per share, diluted	91,449,571	95,457,776

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2022
Cash flows from operating activities
Net income	$10,102	$32,692
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in fair value of financial instruments	901	18,356
Stock-based compensation	8,622	25,050
Loss (gain) on loan servicing arrangement, net	67	(8,705)
Depreciation and amortization	816	2,781
Non-cash interest expense	18	776
Net changes in operating assets and liabilities:
Purchase of loans for immediate resale	(1,294,634)	(3,014,594)
Proceeds from immediate resale of loans	1,294,634	3,014,594
Purchase of loans held-for-sale	(18,240)	(443,190)
Principal payments received for loans held-for-sale	2,637	20,328
Proceeds from sale of loans held-for-sale	38,140	50,764
Other assets	(9,988)	7,287
Operating lease liability and right-of-use asset	234	2,584
Accounts payable	(5,807)	3,371
Payable to investors	10,989	32,204
Accrued expenses and other liabilities	4,601	(11,093)
Net cash provided by (used in) operating activities	43,092	(266,795)

Cash flows from investing activities
Proceeds from sale of loans held-for-investment	8,329	—
Principal payments received for loans held-for-investment	3,002	9,397
Principal payments received for notes receivable and repayments of residual certificates	3,119	2,067
Purchase of loans held-for-investment	(12,947)	—
Purchase of non-marketable equity security	—	(1,000)
Purchase of property and equipment	(267)	(1,629)
Capitalized software costs	(334)	(3,658)
Net cash provided by investing activities	902	5,177

Cash flows from financing activities
Proceeds from borrowings	5,831	80,004
Repayments of borrowings	(26,584)	(6,990)
Proceeds from issuance of common stock under employee stock purchase plan	—	4,431
Proceeds from exercise of stock options	1,492	5,626
Net cash provided by (used in) financing activities	(19,261)	83,071
Net increase (decrease) in cash and restricted cash	24,733	(178,547)
Cash and restricted cash at beginning of period	311,333	1,191,241
Cash and restricted cash at end of period	$336,066	$1,012,694

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2021	2022
Revenue from fees, net	$116,170	$313,982
Income from operations	15,574	34,833
Operating Margin	13%	11%
Sales and marketing, net of borrower acquisition costs(1)	$3,254	$9,635
Customer operations, net of borrower verification and servicing costs(2)	3,126	6,080
Engineering and product development	18,988	49,991
General, administrative, and other	20,019	43,456
Interest income and fair value adjustments, net	(5,175)	3,846
Contribution Profit	$55,786	$147,841
Contribution Margin	48%	47%
_________
(1)Borrower acquisition costs were $46.1 million and $123.8 million for the three months ended March 31, 2021 and 2022, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities.
(2)Borrower verification and servicing costs were $14.3 million and $42.3 million for the three months ended March 31, 2021 and 2022, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2021	2022
Total revenue	$121,345	$310,136
Net income	10,102	32,692
Net Income Margin	8%	11%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$8,622	$25,929
Depreciation and amortization	816	2,781
Expense on convertible notes	18	1,169
Provision for income taxes	221	19
Acquisition-related costs	1,220	—
Adjusted EBITDA	$20,999	$62,590
Adjusted EBITDA Margin	17%	20%
_________
(1)Excludes the amount of employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2021	2022
Net income	$10,102	$32,692
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	8,622	25,929
Acquisition-related costs	1,220	—
Adjusted Net Income	$19,944	$58,621
Net income per share:
Basic	$0.14	$0.39
Diluted	$0.11	$0.34
Adjusted Net Income per Share:
Basic	$0.27	$0.70
Diluted	$0.22	$0.61
Weighted-average common shares outstanding:
Basic	73,629,122	84,230,445
Diluted	91,449,571	95,457,776
_________
(1)Excludes the amount of employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.